Exhibit 99.1
INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net
RURBAN FINANCIAL CORP. REPORTS 14.3% INCREASE IN
SECOND QUARTER EARNINGS PER SHARE
DEFIANCE, Ohio, July 18, 2007 (PRIME NEWSWIRE) — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, reported second quarter 2007 net income of $785,000, an increase of 10.0 percent over the $714,000 reported for the second quarter of 2006. Diluted earnings per share increased 14.3 percent to $0.16 from $0.14 reported for the prior-year period. Compared with the first quarter of 2007, net income and diluted earnings per share increased by 11.8 and 14.3 percent, respectively.
For the six months ended June 30, 2007 Rurban reported net income of $1,487,000 up $251,000, or 20.3 percent, compared to $1,236,000 reported for the six months ended June 2006. Diluted earnings per share were $0.30 for the current year, up 20.0 percent from the $0.25 reported for the prior year.
Highlights include:
•	Rurban implemented the final steps of its reorganization plan toward the end of the first quarter 2007. Therefore, this represents Rurban’s first reporting quarter as a completely restructured entity, with all bank activities merged into The State Bank and Trust Company; RDSI, the data and item processing company, remains a stand-alone data processing subsidiary of the holding company.

•	The reorganization had a $0.02 positive impact on earnings per share in second quarter performance through improvements due to consolidation; second quarter ROAA was 57 basis points compared with 51 basis points for the first quarter of 2007.

•	Rurban’s net interest margin increased for a second consecutive quarter. The margin improved to 3.19 percent for the current quarter from 3.04 percent for the first quarter of 2007; the margin for State Bank and Trust was 3.56 percent for the second quarter.

•	Loan growth accelerated during the second quarter of 2007 increasing $8.4 million, or 9 percent annualized, from March 31, 2007. Year-to-date loan growth was $11.6 million across all loan categories.

•	Non-interest income continued to be a substantial contributor to Rurban’s revenue stream, increasing 23.5 percent from the prior year to $6.5 million, and accounting for 63.4 percent of total revenue. RDSI revenue increased 36.3 percent year-over-year to $4.9 million primarily due to the acquisition of DCM in the third quarter of 2006.

•	On April 12, 2007, Rurban initiated a stock repurchase program, authorizing the repurchase of up to 250,000 shares or approximately 5 percent of the Company’s outstanding shares. As of the end of the second quarter, Rurban repurchased 12,000 shares at an average cost of $12.43

Kenneth A. Joyce, President and Chief Executive Officer, commented, “We are making steady progress toward our goals. With a simplified, more transparent organization, we are able to focus more clearly on the issues that require attention, as can our investors. We know there are still many areas for improvement, but I believe we have addressed most of the major factors that have been a drag on our operations and profitability. We have the right team in place to lead our organization to the next level of profitability and growth, and we are already making progress along that path. We look forward to continuing improvement of our fundamental measurements.”
CONSOLIDATED OPERATIONS

Earnings (Three months ended)	June 2007	Mar. 2007	Dec. 2006	June 2006
	(Dollars in thousands except per share data)
Net interest income	$3,751	$3,593	$3,584	$3,830
Provision (credit) for loan losses	146	93	(159)	56
Non-interest income	6,508	6,739	7,576	5,268
Non-interest expense	9,065	9,300	10,359	8,080
Net income (loss)	785	702	710	714
Diluted EPS	$0.16	$0.14	$0.14	$0.14
Total revenue, consisting of net interest income plus non-interest income, was $10.3 million for the second quarter of 2007, compared with $9.1 million for the prior-year second quarter, an increase of $1.2 million, or 12.8 percent. Compared with the first quarter of this year, total revenue was basically unchanged as the first quarter had significant non-interest income generated by RDSI for year-end processing. Net interest income was $3.8 million in the current quarter, a decrease of $80,000, or 2.1 percent, from the 2006 second quarter, and an increase of $157,000, or 4.4 percent, from the $3.6 million reported for the first quarter of this year. Year-over-year results reflect a 1.1 percent decrease in average earning assets, coupled with a 6 basis point decline in net interest margin, to 3.19 percent this quarter. The linked quarter reflects a 15 basis point improvement in the net interest margin, partially offset by a 0.4 percent decline in average earning assets. Mr. Joyce remarked, “We are reaping the benefits of our balance sheet restructuring that we completed in the fourth quarter of 2006. This quarter marked our second consecutive quarter of margin expansion, resulting in an improvement in net interest margin of 27 basis points since year-end.”
Non-interest income, derived primarily from RDSI, is an increasingly significant contributor to Rurban’s revenue stream, accounting for 63.4 percent of total revenue for the second quarter of 2007, compared with 57.9 percent for the year-ago quarter. Non-interest income grew $1.2 million, or 23.5 percent, increasing to $6.5 million from $5.3 million a year earlier. The acquisition of DCM in the third quarter of 2006 was the primary driver of this 23.5 percent increase. Gain on sale of loans likewise contributed to the year-over-year increase as mortgage banking continues to show progress in a very difficult market environment. Compared to the first quarter, non-interest income declined by $231,000, or 3.4 percent. This quarterly decrease is largely due to one-time fee income opportunities recorded in the first quarter on previously charged-off loans and end of year processing fees.

The provision for loan losses was $146,000 compared with $56,000 for the second quarter of 2006, and $93,000 for the first quarter of 2007.
Non-interest expense was $9.1 million for the second quarter of 2007, up $985,000, or 12.2 percent, from the year-ago quarter. The increase was due to the acquisition of DCM, which recorded $1.0 million in expenses in the second quarter of 2007. In comparison to first quarter, operating expenses decreased $235,000, or 2.5 percent, despite additional expense within the data processing segment. Salaries and benefit expense declined by nearly 5 percent due to the Company’s efforts to reduce staff through the consolidation of its back office and other operational activities following the merger of The Exchange Bank into The State Bank and Trust Company in the first quarter. At quarter-end, Rurban had 285 FTE employees, 32 fewer than year-end 2006. Mr. Joyce stated, “Our goal is to provide the same high quality service with a greater focus on technology efficiencies and resulting profitability.”
Rurban continues to be very well capitalized. Stockholders’ equity at June 30, 2007 was $57.3 million, equivalent to 10.5 percent of total assets; on a tangible basis, the ratio was 7.1 percent. The total risk-based capital ratio was 16.1 percent, well in excess of the “well-capitalized” regulatory threshold of 10 percent.
THE STATE BANK AND TRUST COMPANY
The State Bank and Trust Company reported net income of $917,000 for the quarter, compared with $888,000 for the prior-year quarter, an increase of 3.3 percent. Compared with the first quarter of 2007, income increased $210,000 or 29.7 percent. Revenue for the Bank (net interest income plus non-interest income) was $6.1 million for the current quarter, a decline of $91,000, or 1.5 percent, from the year earlier level of $6.2 million. Revenue increased $106,000, or 1.8 percent, from the linked quarter’s results. Non-interest expense decreased $165,000 to $4.7 million for the current quarter compared to $4.9 million for the second quarter of 2006. This decrease was driven by the operating efficiencies completed at the end of the first quarter. Operating Expenses decreased despite the opening of a new full service branch and increased expenses to create branding and market awareness within our branching network. Non-interest expense decreased $261,000 in the second quarter of 2007 compared to the first quarter of 2007. Mr. Joyce stated, “We are starting to see several of our strategic initiatives mature within our banking group. Our entry into the Lima, Toledo and Fort Wayne markets are starting to provide nice growth opportunities and we feel we have them structured correctly.”
Loan growth over the past twelve months was $21.5 million, or 5.6 percent, reaching $383.5 million at June 30, 2007. After a steady but slow first quarter resulting from competitive factors and the priority given to consolidation activities, loan growth rebounded during the second quarter of 2007, growing at an annualized 8.9 percent, and accounting for nearly 40 percent of the year-over-year increase in loans. Commercial and Industrial loans contributed more than half of second quarter loan growth, accounting for $5.0 million of the increase, and raising their share in the portfolio to 20.2 percent, from 19.4 percent at March 31, 2007. Real estate loans accounted for the remainder of the growth, increasing $4.4 million to $269.4 million at quarter-end. Rurban’s portfolio continues to lean toward real estate secured lending, which accounted for 70.5 percent of loans at June 30, 2007. Year-over-year, assets declined $17.4 million, or 3.19 percent, due to the $17 million balance sheet restructuring completed in the fourth quarter of 2006.

Deposits at quarter-end were $407.6 million, up $6.6 million, or 1.7 percent, from the second quarter of 2006, and down $5.0 million from $412.6 million at March 31, 2007. The decrease from the previous quarter resulted from Rurban’s effort to reduce high-cost deposits; retail and brokered time deposits decreased $6.5 million during the quarter, while low-cost deposits – checking, savings, and money market accounts – increased minimally.
ASSET QUALITY

Asset Quality (Three months ended)	June 2007	Dec. 2006	June 2006
	(dollars in thousands)
Net charge-offs / (Recoveries)	$90	$645	$(33)
Net charge-offs (Ann.) / Avg. loans	0.09%	0.70%	(0.04%)
Allowance for loan loss	$3,824	$3,717	$4,438
Allowance for loan loss / Loans	1.00%	1.00%	1.23%
Non-performing assets	$5,997	$3,910	$5,909
NPA / Total assets	1.09%	0.70%	1.07%
Non-performing assets (loans + OREO + OAO) were $6.0 million, or 1.09 percent of total assets at quarter-end 2007, an increase of $88,000 from twelve months ago, and an increase of $1.9 million from the first quarter. Mr. Joyce commented, “We had three commercial facilities which comprised the majority of the increase in our non-performing assets, including one that was called due and declared in default due to persistent delinquency problems. We believe we are adequately reserved for any resultant losses, if any.” Net charge-offs for the second quarter were $90,000, compared with a net recovery of $33,000 in the second quarter of 2006 for a net charge-off to average loans of 0.07 percent for the first half of 2007. The loan loss reserve remains at 1.00 percent of period-end loans.
RFCBC (Loan Workout Company)
RFCBC continues to phase out as the one loan relationship that remains is in foreclosure status. RFCBC recorded a loss of $87,000 for the quarter compared to $109,000 for the previous year quarter. The majority of the cost within the workout company remains to be legal cost associated with the remaining loans in litigation status. RFCBC has no employees, as the remaining workout relationships are being managed by a part-time consultant.
RURBANC DATA SERVICES, INC (RDSI)
Revenue for the quarter was $4.9 million, up $1.3 million, or 36.3 percent, above the $3.6 million reported for the second quarter of 2006. Compared with the linked quarter, revenue decreased by $206,000, or 4.0 percent; excluding the $180,000 of year-end processing fees included in the first quarter, second quarter revenue was essentially unchanged. RDSI’s strong organic growth from its existing customer base was supplemented by the addition of DCM customers. Rurban completed the acquisition of DCM in the third quarter of 2006. RDSI continues to add new clients; during the second quarter of 2007, it signed three new data processing clients and three new item processing clients. RDSI has seven conversions scheduled between now and the end of the year. Currently,

RDSI services over 106 community banks, contributing to over 77.5 percent of Rurban’s non-interest income year-to-date.
Earnings for the second quarter were $476,000 compared to $451,000 for the year-ago quarter, up $25,000, or 5.5 percent; on a linked quarter basis, second quarter net income declined by $214,000, or 31.0 percent. RDSI’s first quarter results include $180,000 of end of year processing, as well as other one-time revenue items totaling $40,000.
About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio with assets of $548.2 million as of June 30, 2007. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services, Rurbanc Data Services, Inc. (RDSI), and DCM. The community bank offers financial services through its 18 branches in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Ohio and Wisconsin. Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,015,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net.
Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2007 and December 31, 2006

	June	December
	2007	2006
	(Unaudited)
ASSETS
Cash and due from banks	$12,120,732	$13,381,791
Federal funds sold	—	9,100,000

Cash and cash equivalents	12,120,732	22,481,791
Interest-earning deposits in other financial institutions	—	150,000
Available-for-sale securities	93,376,749	102,462,075
Loans held for sale	389,900	390,100
Loans, net of unearned income	381,661,661	370,101,809
Allowance for loan losses	(3,824,445)	(3,717,377)
Premises and equipment, net	15,710,869	15,449,774
Purchased software	4,639,198	4,618,691
Federal Reserve and Federal Home Loan Bank Stock	4,040,700	3,993,450
Foreclosed assets held for sale, net	83,891	82,397
Accrued interest receivable	2,971,082	3,129,774
Goodwill	13,690,092	13,674,058
Core deposits and other intangibles	5,503,122	5,858,982
Cash value of life insurance	10,953,313	10,771,843
Other assets	6,883,346	6,559,886

Total assets	$548,200,210	$556,007,253

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$41,255,495	$46,565,554
Savings, interest checking and money market	140,774,725	130,267,333
Time	225,554,636	237,722,558

Total deposits	407,584,856	414,555,445
Notes payable	1,126,860	2,589,207
Advances from Federal Home Loan Bank	21,000,000	21,000,000
Fed Funds Purchased	1,000,000	—
Repurchase Agreements	33,116,993	32,270,900
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	2,121,446	2,224,413
Other liabilities	4,280,560	5,792,135

Total liabilities	490,850,715	499,052,100

Shareholders’ Equity
Common stock	12,568,583	12,568,583
Additional paid-in capital	14,882,083	14,859,165
Retained earnings	31,291,504	30,407,298
Accumulated other comprehensive loss	(1,243,475)	(879,893)
Treasury stock	(149,200)	—

Total shareholders’ equity	57,349,495	56,955,153

Total liabilities and shareholders’ equity	$548,200,210	$556,007,253

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Second Quarter Ended June 30, 2007 and 2006

	Second Quarter	Second Quarter	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$6,976,506	$6,043,057	$933,449
Tax-exempt	17,250	15,157	2,093
Securities
Taxable	1,044,300	1,333,858	(289,558)
Tax-exempt	160,845	136,570	24,275
Other	35,138	14,046	21,092

Total interest income	8,234,039	7,542,688	691,351

Interest expense
Deposits	3,381,667	2,556,180	825,487
Other borrowings	57,546	26,148	31,398
Retail Repurchase Agreements	351,833	159,276	192,557
Federal Home Loan Bank advances	242,658	533,845	(291,187)
Trust preferred securities	450,197	436,776	13,421

Total interest expense	4,483,901	3,712,225	771,676

Net interest income	3,750,138	3,830,463	(80,325)

Provision for loan losses	145,594	56,321	89,273

Net interest income after provision for loan losses	3,604,544	3,774,142	(169,598)

Non-interest income
Data service fees	4,629,258	3,286,586	1,342,672
Trust fees	865,880	792,227	73,653
Customer service fees	533,209	542,687	(9,478)
Net gain on sales of loans	174,168	71,664	102,504
Net realized gains on sales of available-for-sale securities	367	—	367
Loan servicing fees	89,432	117,785	(28,353)
Gain on sale of assets	14,010	78,558	(64,548)
Other income	201,376	378,745	(177,369)

Total non-interest income	6,507,700	5,268,252	1,239,448

Non-interest expense
Salaries and employee benefits	4,185,324	3,795,252	390,072
Net occupancy expense	505,925	425,918	80,007
Equipment expense	1,676,676	1,347,634	329,042
Data processing fees	114,243	119,368	(5,125)
Professional fees	501,015	524,902	(23,887)
Marketing expense	187,098	242,498	(55,400)
Printing and office supplies	181,362	173,361	8,001
Telephone and communication	437,690	407,648	30,042
Postage and delivery expense	384,091	122,267	261,824
State, local and other taxes	165,175	190,436	(25,261)
Employee expense	280,078	260,523	19,555
Other expenses	446,693	470,068	(23,375)

Total non-interest expense	9,065,370	8,079,875	985,495

Income before income tax expense	1,046,874	962,519	84,355
Income tax expense	261,829	248,996	12,833

Net income	$785,045	$713,523	$71,522

Earnings per common share:
Basic	$0.16	$0.14	$0.02

Diluted	$0.16	$0.14	$0.02

Average diluted shares outstanding	5,030,441	4,569,316

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Three Months Ended June 30, 2007 and March 31, 2007

	Second Quarter	First Quarter	Increase/(Decrease)
	2007	2007	$
Interest income
Loans
Taxable	$6,976,506	$6,676,813	$299,693
Tax-exempt	17,250	17,293	(43)
Securities
Taxable	1,044,300	1,091,197	(46,897)
Tax-exempt	160,845	153,057	7,788
Other	35,138	78,468	(43,330)

Total interest income	8,234,039	8,016,828	217,211

Interest expense
Deposits	3,381,667	3,333,730	47,937
Other borrowings	57,546	51,072	6,474
Retail Repurchase Agreements	351,833	343,849	7,984
Federal Home Loan Bank advances	242,658	249,587	(6,929)
Trust preferred securities	450,197	445,314	4,883

Total interest expense	4,483,901	4,423,552	60,349

Net interest income	3,750,138	3,593,276	156,862

Provision for loan losses	145,594	92,640	52,954

Net interest income after provision for loan losses	3,604,544	3,500,636	103,908

Non-interest income
Data service fees	4,629,258	4,834,136	(204,878)
Trust fees	865,880	826,382	39,498
Customer service fees	533,209	528,424	4,785
Net gain on sales of loans	174,168	54,279	119,889
Net realized gains on sales of available-for-sale securities	367	—	367
Loan servicing fees	89,432	108,706	(19,274)
Gain on sale of assets	14,010	35,967	(21,957)
Other income	201,376	350,848	(149,472)

Total non-interest income	6,507,700	6,738,742	(231,042)

Non-interest expense
Salaries and employee benefits	4,185,324	4,396,787	(211,463)
Net occupancy expense	505,925	527,133	(21,208)
Equipment expense	1,676,676	1,605,873	70,803
Data processing fees	114,243	156,181	(41,938)
Professional fees	501,015	677,391	(176,376)
Marketing expense	187,098	155,685	31,413
Printing and office supplies	181,362	198,092	(16,730)
Telephone and communication	437,690	445,204	(7,514)
Postage and delivery expense	384,091	392,261	(8,170)
State, local and other taxes	165,175	199,741	(34,566)
Employee expense	280,078	255,069	25,009
Other expenses	446,693	290,836	155,857

Total non-interest expense	9,065,370	9,300,253	(234,883)

Income before income tax expense	1,046,874	939,125	107,749
Income tax expense	261,829	236,672	25,157

Net income	$785,045	$702,453	$82,592

Earnings per common share:
Basic	$0.16	$0.14	$0.02

Diluted	$0.16	$0.14	$0.02

Average diluted shares outstanding	5,030,441	5,027,613

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Six Months Ended June 30, 2007 and 2006

	Six Months	Six Months	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$13,653,319	$11,597,211	$2,056,108
Tax-exempt	34,543	27,392	7,151
Securities
Taxable	2,135,497	2,646,459	(510,962)
Tax-exempt	313,902	268,403	45,499
Other	113,606	50,312	63,294

Total interest income	16,250,867	14,589,777	1,661,090

Interest expense
Deposits	6,715,397	4,677,394	2,038,003
Other borrowings	108,618	52,447	56,171
Repurchase Agreements	695,682	283,553	412,129
Federal Home Loan Bank advances	492,245	1,016,666	(524,421)
Trust preferred securities	895,511	865,198	30,313

Total interest expense	8,907,453	6,895,258	2,012,195

Net interest income	7,343,414	7,694,519	(351,105)

Provision for loan losses	238,234	302,321	(64,087)

Net interest income after provision for loan losses	7,105,180	7,392,198	(287,018)

Non-interest income
Data service fees	9,463,394	6,527,720	2,935,674
Trust fees	1,692,262	1,607,678	84,584
Customer service fees	1,061,633	1,092,754	(31,121)
Net gain on sales of loans	228,447	132,710	95,737
Net realized gains on sales of available-for-sale securities	367	—	367
Loan servicing fees	198,138	204,479	(6,341)
Gain on sale of assets	49,977	59,432	(9,455)
Other income	552,224	651,778	(99,554)

Total non-interest income	13,246,442	10,276,551	2,969,891

Non-interest expense
Salaries and employee benefits	8,582,111	7,652,985	929,126
Net occupancy expense	1,033,058	865,867	167,191
Equipment expense	3,282,549	2,723,461	559,088
Data processing fees	270,424	255,958	14,466
Professional fees	1,178,406	1,044,267	134,139
Marketing expense	342,783	368,946	(26,163)
Printing and office supplies	379,454	326,345	53,109
Telephone and communication	882,894	810,015	72,879
Postage and delivery expense	776,352	254,260	522,092
State, local and other taxes	364,916	324,293	40,623
Employee expense	535,147	509,912	25,235
Other expenses	737,529	893,597	(156,068)

Total non-interest expense	18,365,623	16,029,906	2,335,717

Income before income tax expense	1,985,999	1,638,843	347,156
Income tax expense	498,501	402,775	95,726

Net income	$1,487,498	$1,236,068	$251,430

Earnings per common share:
Basic	$0.30	$0.25	$0.05

Diluted	$0.30	$0.25	$0.05

Average diluted shares outstanding	5,026,893	5,029,338

Rurban Financial Corp.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	2nd Qtr	YTD	2nd Qtr	YTD
(dollars in thousands except per share data)	2007	2007	2006	2006
EARNINGS
Net interest income	$3,750	$7,344	$3,830	$7,694
Provision for loan loss	$146	$238	$56	$302
Non-interest income	$6,508	$13,246	$5,268	$10,276
Revenue (net interest income plus non-interest income)	$10,258	$20,590	$9,098	$17,970
Non-interest expense	$9,065	$18,366	$8,080	$16,030
Net income (loss)	$785	$1,487	$714	$1,237

PER SHARE DATA
Basic earnings per share	$0.16	$0.30	$0.14	$0.25
Diluted earnings per share	$0.16	$0.30	$0.14	$0.25
Book value per share	$11.43	$11.43	$10.75	$10.75
Tangible book value per share	$7.83	$7.83	$8.28	$8.28
Cash dividend per share	$0.06	$0.12	$0.05	$0.10

PERFORMANCE RATIOS
Return on average assets	0.57%	0.54%	0.52%	0.46%
Return on average equity	5.45%	5.18%	5.28%	4.56%
Net interest margin (tax equivalent)	3.19%	3.11%	3.25%	3.31%
Net interest margin (Bank Only)	3.56%	3.51%	3.64%	3.66%
Non-interest expense / Average assets	6.60%	6.65%	5.93%	5.91%
Efficiency Ratio — bank (non-GAAP)	77.23%	80.69%	80.40%	83.23%

MARKET DATA PER SHARE
Market value per share — Period end	$12.82	$12.82	$11.00	$11.00
Market as a % of book	1.12	1.12	1.02	1.02
Cash dividend yield	1.87%	1.87%	1.82%	1.82%
Period-end common shares outstanding (000)	5,015	5,015	5,027	5,027
Common stock market capitalization ($000)	$64,298	$64,298	$55,302	$55,302

CAPITAL & LIQUIDITY
Equity to assets	10.5%	10.5%	9.8%	9.8%
Period-end tangible equity to assets	7.1%	7.1%	7.5%	7.5%
Tier 1 risk-based capital ratio	14.9%	14.9%	16.7%	16.7%
Total risk-based capital ratio	16.1%	16.1%	18.1%	18.1%

ASSET QUALITY
Net charge-offs / (Recoveries)	$90	$131	$(33)	$564
Net loan charge-offs (Ann.) / Average loans	0.09%	0.07%	(0.04%)	0.33%
Non-performing loans	$5,913	$5,913	$5,479	$5,479
OREO / OAOs	$84	$84	$430	$430
Non-performing assets	$5,997	$5,997	$5,909	$5,909
Non-performing assets / Total assets	1.09%	1.09%	1.07%	1.07%
Allowance for loan losses / Total loans	1.00%	1.00%	1.23%	1.23%
Allowance for loan losses / Non-performing Assets	63.8%	63.8%	75.1%	75.1%

END OF PERIOD BALANCES
Total loans, net of unearned income	$381,662	$381,662	$359,854	$359,854
Allowance for loan loss	$3,824	$3,824	$4,438	$4,438
Total assets	$548,200	$548,200	$551,845	$551,845
Deposits	$407,585	$407,585	$400,956	$400,956
Stockholders’ equity	$57,349	$57,349	$54,026	$54,026
Full-time equivalent employees	285	285	279	279

AVERAGE BALANCES
Loans	$379,191	$375,499	$345,941	$339,026
Total earning assets	$482,036	$483,449	$487,637	$480,862
Total assets	$549,426	$552,398	$545,074	$542,755
Deposits	$410,392	$412,979	$400,581	$396,777
Stockholders’ equity	$57,617	$57,443	$54,039	$54,247

Rurban Financial Corp.
Segment Reporting
Second Quarter Ended June 30, 2007

		RFCBC (Loan
	State Bank and	Workout
	Trust	Company)	Total Banking
Income Statement Measures
Interest Income	$8,268	$—	$8,268
Interest Expense	3,996	—	3,996
Net Interest Income	4,272	—	4,272
Provision For Loan Loss	151	(5)	146
Non-interest Income	1,858	—	1,858
Non-interest Expense	4,711	137	4,848
Net Income Before Taxes	1,268	(132)	1,136
Income Taxes	351	(45)	306
Net Income QTD	$917	$(87)	$830
Performance Measures
Average Assets -QTD	$529,071	$1,547	$530,618
ROAA	0.69%	—	0.63%
Average Equity — QTD	$54,905	$1,344	$56,249
ROAE	6.68%	—	5.90%
Efficiency Ratio — %	74.99%	—	77.23%
Average Loans — QTD	$380,598	$582	$381,180
Average Deposits — QTD	$418,391	$—	$418,391

		Parent		Rurban
	Data	Company and	Elimination	Financial
	Processing	Other	Entries	Corp.
Income Statement Measures
Interest Income	$1	$1	$(36)	$8,234
Interest Expense	74	450	(36)	4,484
Net Interest Income	(73)	(449)	—	3,750
Provision For Loan Loss		—	—	146
Non-interest Income	5,022	367	(739)	6,508
Non-interest Expense	4,228	728	(739)	9,065
Net Income Before Taxes	721	(810)	—	1,047
Income Taxes	245	(289)	—	262
Net Income QTD	$476	$(521)	$—	$785
Performance Measures
Average Assets -QTD	$20,320	$78,908	$(80,420)	$549,426
ROAA	9.37%	—	—	0.57%
Average Equity — QTD	$14,182	$57,617	$(70,431)	$57,617
ROAE	13.43%	—	—	5.45%
Efficiency Ratio — %	84.09%	—	—	86.61%
Average Loans — QTD	$—	$—	$(1,989)	$379,191
Average Deposits — QTD	$—	$—	$(7,999)	$410,392

Rurban Financial Corp.
Segment Reporting
Six Months Ended June 30, 2007

		RFCBC (Loan
	State Bank	Workout
	and Trust	Company)	Total Banking
Income Statement Measures
Interest Income	$16,338	$1	$16,339
Interest Expense	7,935	—	7,935
Net Interest Income	8,403	1	8,404
Provision For Loan Loss	250	(12)	238
Non-interest Income	3,751	—	3,751
Non-interest Expense	9,685	351	10,036
Net Income Before Taxes	2,219	(338)	1,881
Income Taxes	595	(115)	480
Net Income YTD	$1,624	$(223)	$1,401
Performance Measures
Average Assets — YTD	$531,835	$1,729	$533,564
ROAA	0.61%	—	0.53%
Average Equity — YTD	$54,866	$1,423	$56,289
ROAE	5.92%	—	4.98%
Efficiency Ratio — %	77.81%	—	80.69%
Average Loans — YTD	$377,112	$598	$377,710
Average Deposits — YTD	$421,357	$—	$421,357

		Parent		Rurban
	Data	Company and	Elimination	Financial
	Processing	Other	Entries	Corp.
Income Statement Measures
Interest Income	$1	$2	$(91)	$16,251
Interest Expense	168	895	(91)	8,907
Net Interest Income	(167)	(893)	—	7,344
Provision For Loan Loss		—	—	238
Non-interest Income	10,271	695	(1,471)	13,246
Non-interest Expense	8,337	1,464	(1,471)	18,366
Net Income Before Taxes	1,767	(1,662)	—	1,986
Income Taxes	601	(582)	—	499
Net Income YTD	$1,166	$(1,080)	$—	$1,487
Performance Measures
Average Assets — YTD	$20,430	$79,169	$(80,765)	$552,398
ROAA	11.41%	—	—	0.54%
Average Equity — YTD	$13,887	$57,443	$(70,176)	$57,443
ROAE	16.79%	—	—	5.18%
Efficiency Ratio — %	81.25%	—	—	87.47%
Average Loans — YTD	$—	$—	$(2,211)	$375,499
Average Deposits — YTD	$—	$—	$(8,378)	$412,979

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison — Second Quarter 2007

		RFCBC (Loan
	State Bank and	Workout	Banking
	Trust	Company)	Related Entities
Average Assets
2Q07	$529,071	$1,547	$530,618
1Q07	$534,629	$1,914	$536,543
4Q06	$549,777	$2,178	$551,955
3Q06	$549,931	$2,451	$552,382
2Q06	$532,027	$5,477	$537,504
2nd Quarter Comparison	$(2,956)	$(3,930)	$(6,886)

Revenue
2Q07	$6,130	$—	$6,130
1Q07	$6,024	$1	$6,025
4Q06	$6,345	$124	$6,469
3Q06	$6,393	$3	$6,396
2Q06	$6,221	$85	$6,306
2nd Quarter Comparison	$(91)	$(85)	$(176)

Non-interest Expenses
2Q07	$4,712	$137	$4,849
1Q07	$4,973	$215	$5,188
4Q06	$5,747	$278	$6,025
3Q06	$4,970	$161	$5,131
2Q06	$4,877	$307	$5,184
2nd Quarter Comparison	$(165)	$(170)	$(335)

Net Income
2Q07	$917	$(87)	$830
1Q07	$707	$(136)	$571
4Q06	$569	$(89)	$480
3Q06	$872	$(82)	$790
2Q06	$888	$(109)	$779
2nd Quarter Comparison	$29	$22	$51

Efficiency Ratio
2Q07	74.99%	—	77.23%
1Q07	82.20%	—	85.47%
4Q06	88.78%	—	91.37%
3Q06	75.96%	—	78.44%
2Q06	76.56%	—	80.40%
2nd Quarter Comparison	(1.57%)	—	(3.17%)

NPA/Total Assets
2Q07	1.03%	—	—
1Q07	0.66%	—	—
4Q06	0.61%	—	—
3Q06	0.90%	—	—
2Q06	0.86%	—	—
2nd Quarter Comparison	0.17%	—	—

ROAA
2Q07	0.69%	—	0.63%
1Q07	0.53%	—	0.43%
4Q06	0.41%	—	0.35%
3Q06	0.63%	—	0.57%
2Q06	0.67%	—	0.58%
2nd Quarter Comparison	0.03%	—	0.03%

ROAE
2Q07	6.68%	—	5.90%
1Q07	5.16%	—	4.05%
4Q06	4.20%	—	3.43%
3Q06	6.72%	—	5.83%
2Q06	6.95%	—	5.52%
2nd Quarter Comparison	(0.27%)	—	(0.26%)

Average Equity
2Q07	$54,905	$1,344	$56,249
1Q07	$54,828	$1,502	$56,330
4Q06	$54,249	$1,714	$55,963
3Q06	$51,917	$2,261	$54,178
2Q06	$51,093	$5,393	$56,486
2nd Quarter Comparison	$3,812	$(4,049)	$(237)

		Parent	Intersegment	Rurban
		Company and	Elimination	Financial
	RDSI	Other	Entries	Corp.
Average Assets
2Q07	$20,320	$78,908	$(80,420)	$549,426
1Q07	$20,217	$79,251	$(81,380)	$554,631
4Q06	$19,695	$78,234	$(80,077)	$569,807
3Q06	$14,442	$75,666	$(89,023)	$553,465
2Q06	$13,368	$74,679	$(80,477)	$545,074
2nd Quarter Comparison	$6,952	$4,229	—	$(74,679)

Revenue
2Q07	$4,949	$(82)	$(739)	$10,258
1Q07	$5,155	$(116)	$(732)	$10,332
4Q06	$4,944	$247	$(500)	$11,160
3Q06	$4,085	$(219)	$(603)	$9,659
2Q06	$3,632	$(163)	$(677)	$9,098
2nd Quarter Comparison	$1,317	$81	—	$1,160

Non-interest Expenses
2Q07	$4,228	$728	$(739)	$9,065
1Q07	$4,109	$736	$(732)	$9,301
4Q06	$4,026	$822	$(514)	$10,359
3Q06	$3,375	$612	$(603)	$8,515
2Q06	$2,949	$625	$(678)	$8,080
2nd Quarter Comparison	$1,279	$103	—	$985

Net Income
2Q07	$476	$(521)	—	$785
1Q07	$690	$(559)	—	$702
4Q06	$606	$(376)	—	$710
3Q06	$478	$(454)	—	$814
2Q06	$451	$(516)	—	$714
2nd Quarter Comparison	$25	$(5)	—	$71

Efficiency Ratio
2Q07	84.09%	—	—	86.61%
1Q07	78.52%	—	—	88.33%
4Q06	80.40%	—	—	91.34%
3Q06	82.20%	—	—	86.80%
2Q06	81.19%	—	—	88.81%
2nd Quarter Comparison	2.89%	—	—	(2.20%)

NPA/Total Assets
2Q07	—	—	—	1.09%
1Q07	—	—	—	0.75%
4Q06	—	—	—	0.70%
3Q06	—	—	—	1.07%
2Q06	—	—	—	1.07%
2nd Quarter Comparison	—	—	—	(0.86%)

ROAA
2Q07	9.37%	—	—	0.57%
1Q07	13.65%	—	—	0.51%
4Q06	12.31%	—	—	0.50%
3Q06	13.24%	—	—	0.59%
2Q06	13.49%	—	—	0.52%
2nd Quarter Comparison	0.03%	—	—	0.03%

ROAE
2Q07	13.43%	—	—	5.45%
1Q07	20.63%	—	—	4.91%
4Q06	19.06%	—	—	5.08%
3Q06	21.26%	—	—	5.95%
2Q06	21.38%	—	—	5.28%
2nd Quarter Comparison	(0.26%)	—	—	(0.26%)

Average Equity
2Q07	$14,182	$57,617	$(70,431)	$57,617
1Q07	$13,378	$57,192	$(69,708)	$57,192
4Q06	$12,721	$55,963	$(68,684)	$55,963
3Q06	$8,995	$54,702	$(63,173)	$54,702
2Q06	$8,437	$54,039	$(64,923)	$54,039
2nd Quarter Comparison	$5,745	$3,578	—	$3,578

CONTACT:	Rurban Financial Corp.
Investor Contact:
Valda Colbart
419-784-2759
rfcinv@rurban.net